Exhibit 5.1

OPINION OF BUCHALTER, A PROFESSIONAL CORPORATION

October 23, 2020

Northwest Pipe Company

201 NE Park Plaza Drive, Suite 100

Vancouver, WA 98684

Ladies and Gentlemen:

Northwest Pipe Company, an Oregon corporation (the “Company”), is filing with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering for sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) up to $150,000,000 of the following securities of the Company (“Securities”) in one or more series: (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company; (iii) the Company’s debt securities (the “Debt Securities”), which may be issued under an indenture to be entered into between the Company, as issuer, and a third party to be identified therein, as trustee (the “Trustee”) (the “Indenture”); (iv) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); and (v)  units (the “Units”) comprised of one or more of the foregoing Securities in any combination, to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

We, as your counsel, have examined originals or copies of (i) the Registration Statement, (ii) the form of Indenture filed as an exhibit to the Registration Statement, (iii) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, (iv) corporate proceedings of the Company relating to the registration of the Securities and related matters, and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to use by the Company.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.

When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of the par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.

When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Preferred Stock proposed to be sold by the Company, including the designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Oregon of articles of amendment to the Company’s Articles of Incorporation relating to such series of Preferred Stock, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of the par value thereof) or upon conversion or exercise of any Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

When the Trustee is qualified to act as Trustee under the Indenture and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor or upon exercise of Warrants to purchase Debt Securities, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.

When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.

When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Oregon; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) a prospectus supplement and any required pricing supplement will have been filed with the SEC describing the Securities offered thereby, (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (ix) in the case of an Indenture, Warrant Agreement, Unit Agreement, or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and all such agreements shall be governed by the laws of the state of Oregon, or with respect to the Debt Securities, New York, (x) the Indenture (as modified by any applicable supplemental indenture),Warrant Agreement, Unit Agreement, and any other agreement pursuant to which any Securities are to be issued are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (xi) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company of any Security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official other than as stated herein and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth above, we do not express any opinion concerning laws other than the Federal securities laws of the United States and the laws of the State of Oregon and, with respect to the Debt Securities, the State of New York. We are expressing no opinion as to the effect of the laws of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction (except federal securities laws). Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and any amendment thereto, including any post-effective amendment, and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ BUCHALTER

BUCHALTER

A Professional Corporation